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                                   EXHIBIT 21




                                   STATE OR
                                    OTHER
                                 JURISDICTION
                                      OF
NAME                             INCORPORATION           DOING BUSINESS AS
- ----                             -------------           -----------------
AgriStar Flowers, Inc.           Delaware                Stewart Orchids

AgriStar de Venezuela, S.A.      Venezuela               AgriStar de Venezuela